Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2021, with respect to the consolidated financial statements of Rani Therapeutics, LLC included in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-257809) and related Prospectus of Rani Therapeutics Holdings, Inc.

/s/ Ernst & Young LLP

Redwood City, California

July 26, 2021